Exhibit 99.1

FOR IMMEDIATE RELEASE

FUBOTV ANNOUNCES COMPLETION OF MOLOTOV SAS ACQUISITION

NEW YORK – DECEMBER 8, 2021 – fuboTV Inc. (NYSE: FUBO), the leading sports-first live TV streaming platform, today announced it has closed its acquisition of France’s number one live TV streaming company, Molotov SAS. The acquisition, announced on November 9, 2021, was previously expected to close in the first quarter of 2022.

The synergies between fuboTV and Molotov’s technology and teams are expected to enable both companies to continue on paths of accelerated growth in their respective home countries and leverage their capabilities to improve both business models with greater scale. Molotov’s unique offerings include its direct-to-consumer live TV streaming service and its advertising video-on-demand (AVOD) service, Mango, which combined total nearly four million monthly active users in France (September 2021). The Molotov streaming platform was designed to be easily localized for new markets and languages, facilitating efficient launches in additional countries as fuboTV considers expanding its global footprint and launching its interactive sports and entertainment streaming platform on a global scale.

Molotov will continue to be based in Paris and led by JeanDavid Blanc who has been named president and will report directly to David Gandler, fuboTV’s co-founder and CEO. Molotov’s approximately 100 employees will remain with the Company and fuboTV plans to further expand the product and engineering team in Paris. Molotov was founded in 2015 by Blanc (founder of AlloCiné) and Pierre Lescure (co-founder of Canal+).

Commented Gandler: “With today’s closing, fuboTV has acquired a very talented team and an innovative tech stack that can help accelerate our development in the U.S. with a judicious deployment of minimal incremental investment dollars. At the same time, this combination will provide technology to grow Molotov’s business model. Over the long term, we believe the synergies of the combined company will give us operating leverage to build a scalable global platform as we continue on our mission to deliver the world’s leading interactive sports and entertainment live TV experience.”

Molotov brings to fuboTV’s international business a freemium model which leverages a free tier to drive user growth and upsell customers to premium add-on channel packages. fuboTV plans to leverage Molotov’s strategy and low-cost marketing funnel for international growth while implementing fuboTV’s marketing technology to accelerate Molotov subscriptions.

Molotov has distinguished itself in France with a unique entertainment experience focused on live and on-demand TV series, movies, documentaries and kids content. fuboTV will look to provide Molotov with sports content and sports-first product features. The newly combined streaming platform has the potential to offer a robust and personalized product experience for everyone in the household. This well-rounded offering will also enable fuboTV to customize local content offerings as it enters new markets.

fuboTV currently operates in the U.S. and Canada and was the first U.S. virtual MVPD to enter Europe with its 2018 launch in Spain. Molotov operates in France, Burkina Faso, Ivory Coast, Senegal and Cameroon and expects to launch soon in the Democratic Republic of Congo. The Company also operates in Morocco through a partnership with Maroc telecom.

About fuboTV

With a mission to provide the world’s most thrilling sports-first live TV experience through the greatest breadth of premium content, interactivity and integrated wagering, fuboTV Inc. (NYSE: FUBO) is focused on bringing to life its vision of a streaming platform that transcends the industry’s current virtual MVPD model. fuboTV Inc. operates in the U.S., Canada, Spain and, through its 2021 acquisition of Molotov, in France.

Leveraging its proprietary data and technology platform optimized for live TV and sports viewership, fuboTV Inc. aims to turn passive viewers into active participants and define a new category of interactive sports and entertainment television. Through its cable TV replacement product, fuboTV, subscribers can stream a broad mix of 100+ live TV channels, including 74 of the top 100 Nielsen-ranked networks across sports, news and entertainment — more than any other live TV streaming platform (source: Nielsen Total Viewers, 2020). Subscribers can interact with fuboTV’s live streaming experience through predictive free-to-play games, which are integrated into select sports content.

Fubo Gaming Inc., a subsidiary of fuboTV Inc., launched Fubo Sportsbook, a next-generation mobile sportsbook purpose-built to integrate with fuboTV, in 2021.

About Molotov

Founded by JeanDavid Blanc (founder of AlloCiné) and Pierre Lescure (co-founder of Canal+), Molotov is a streaming platform that is revolutionizing access to television, available on all screens and connected devices (TechCrunch). Molotov offers a unique experience combining linear and non-linear programs from almost 200 publishers and television channels in a single interface. Selected in the French government’s French Tech 120 index, among the 10 Top Start-ups LinkedIn 2020, and awarded four times as “Best Application of the Year” by App Store users (Apple), Google Play (Android) and AppAnnie, Molotov has, after 5 years of existence, 17 million registered users, making it the French leader in the distribution of streaming programs. The company launched a B2B division, Molotov Solutions, in 2020, making its technology and know-how in streaming and OTT platform operations available to professionals.

Forward-Looking Statements

This press release contains forward-looking statements of fuboTV Inc. (“fuboTV”) that involve substantial risks and uncertainties. All statements contained in this press release that do not relate to matters of historical fact are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding our market opportunity, business strategy and plans, including our acquisition strategy and ability to integrate any such acquisitions. The words “could,” “will,” “plan,” “intend,” “anticipate,” “approximate,” “expect,” “potential,” “believe” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that fuboTV makes due to a number of important factors, including but not limited to risks related to our pursuit and engagement in acquisitions; our actual operating results may differ significantly from our guidance; risks related to the Company’s access to capital and fundraising prospects to fund its ongoing operations and support its planned growth; the restrictions imposed by content providers on our distribution and marketing of our products and services; our reliance on third party platforms to operate certain aspects of our business; risks related to our technology, as well as cybersecurity and data privacy-related risks; our ability to achieve or maintain profitability; our revenue and gross profit are subject to seasonality; our operating results may fluctuate; our ability to attract and retain subscribers; we may not be able to license streaming content or other rights on acceptable terms; risks related to our ability to capitalize develop and market a sports wagering offering and the regulatory regime and related risks associated with such offering; risks related to the difficulty in measuring key metrics related to our business; risks related to the highly competitive nature of our industry; risks related to ongoing or future legal proceedings; and other risks, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies, including the impact of COVID-19 on the broader market. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are discussed in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 filed with the Securities and Exchange Commission (“SEC”) on November 10, 2021 and our other periodic filings with the SEC. We encourage you to read such risks in detail. The forward-looking statements in this press release represent fuboTV’s views as of the date of this press release. fuboTV anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing fuboTV’s views as of any date subsequent to the date of this press release.

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Investor Contacts

Alison Sternberg, fuboTV

asternberg@fubo.tv

The Blueshirt Group for fuboTV

ir@fubo.tv

Media Contacts

Jennifer L. Press, fuboTV

jpress@fubo.tv

Bianca Illion, fuboTV

billion@fubo.tv

Valérie Guiard-Schmid Ackaouy, Molotov

vguiard-schmid@molotov.tv

presse@molotov.tv